                                                                      EXHIBIT 99



FOR FURTHER INFORMATION CONTACT:            FOR IMMEDIATE RELEASE
The Financial Relations Board
Cindy Martin                        312-640-6741


Conference call to be held November 5th, at 8:00 a.m. Central time - dial in number 800-491-3988. Replay available after the call until November 11th at 800-625-3988 pass code 1269371. To hear a simulcast of the call over the internet access www.ccbn.com or Stericycle's website at www.stericycle.com.


    STERICYCLE, INC. REPORTS 84.5% INCREASE IN NET INCOME AND 76.6% INCREASE
                      IN EPS FOR THE THIRD QUARTER OF 2001

KEY RESULTS:

- Net income in the quarter $6.3 million, up 84.5% compared to the same quarter a year ago
- Revenues in the quarter $91.3 million, up 12.6% compared to the same quarter a year ago
-    Net income per diluted share of $0.30 for the quarter

LAKE FOREST, ILLINOIS, NOVEMBER 2, 2001--STERICYCLE, INC. (NASDAQ:SRCL), the leading provider of regulated medical waste management services in the U.S., today reported its strongest financial results to date for the third quarter of 2001. Stericycle operates on a national basis, providing medical waste collection, transportation, treatment and disposal services and safety and compliance programs.

THIRD QUARTER AND YEAR-TO-DATE RESULTS

For the third quarter ended September 30, 2001, revenues were $91.3 million, up 12.6% from $81.1 million in the same quarter last year. Gross profit was $36.5 million in the third quarter of 2001, up 14.3% from $31.9 million in the same quarter last year. Gross profit as a percent of revenues increased to 40.0% in the third quarter of 2001 from 39.4% in the third quarter of 2000.

Third quarter operating income rose 25.9% to $19.7 million, up from $15.7 million in the same quarter last year. International equipment sales contributed $2.3 million in revenues for the quarter. Weighted shares outstanding used to determine earnings per diluted share were 21,098,186 for the third quarter of 2001 and 20,096,123 for the third quarter of 2000.

Net income rose 84.5% to $6.3 million, up from $3.4 million in the same quarter last year.

Earnings per share were $0.30 in the third quarter of 2001, up 76.6% from $0.17 in the same quarter last year.

For the nine months ended September 30, 2001, revenues increased to $265.6 million, up 11.5% from the same period a year ago. Gross profit as a percent of revenues increased from 39.2% for the nine months ended September 30, 2000 to 39.8% for the same period ended September 30, 2001. Fully taxed earnings were $0.81 per diluted share as compared to $0.52 per diluted share in the same period a year ago.

On October 10, 2001, we announced that we had refinanced our senior secured credit facility. Since the refinancing, in which we increased our revolving credit facility to $80 million and extended its maturity, reallocated the amounts available under the Term A and Term B components of our credit facility and extended their maturities, and reduced the interest rates that we are charged, we have repaid $12.3 million on the revolving credit facility, resulting in a current unused balance of $65 million.

Mark Miller, President and Chief Executive Officer, said, "our team delivered the strongest quarter to date with growth in revenue, gross profit, operating income, and net income. With the strong cash flow, we funded acquisitions, invested in new programs and paid down debt."

SAFE HARBOR STATEMENT: Statements in this press release which are not strictly historical are "forward-looking." Forward-looking statements involve known and unknown risks and should be viewed with caution. Factors set forth in the Company's Annual Report on Form 10-K, its recent Registration Statement on Form S-3 and its other filings with the SEC could affect the Company's actual results and could cause the Company's actual results to differ materially from expected results. The risks and uncertainties that may affect the results of the Company's business include, but are not limited to, the following: difficulties and delays with respect to the completion and integration of acquisitions; delays and diversion of attention related to compliance with permitting and regulatory authorities; difficulties and delays with respect to marketing and sales activities; and general uncertainties accompanying expansion into new markets. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.

                        STERICYCLE, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                 (in thousands, except share and per share data)


                                             Quarter ended September 30,                       Nine Months Ended
                                                                                                 September 30,
                                             2001                   2000                  2001                   2000
                                             ----                   ----                  ----                   ----
                                              $      % of Rev        $      % of Rev        $      % of Rev        $      % of Rev
Revenues                                $     91,261  100.0%   $    81,066    100.0%  $   265,645   100.0%   $   238,291    100.0%

Costs and expenses:
  Cost of revenues                            54,794   60.0%        49,151     60.6%      159,913    60.2%       144,769     60.8%
                                        ------------------------------------------------------------------------------------------

Gross Margin                                  36,467   40.0%        31,915     39.4%      105,732    39.8%        93,522     39.2%

Selling, general and administrative
    expenses                                  13,258   14.5%        11,318     14.0%       38,437    14.5%        33,775     14.2%

  Amortization                                 3,459    3.8%         3,447      4.3%       10,358     3.9%        10,200      4.3%
                                        ------------------------------------------------------------------------------------------

Total SG&A expense and
 amortization                                 16,717   18.3%        14,765     18.2%       48,795    18.4%        43,975     18.5%
                                        ------------------------------------------------------------------------------------------

Income from operations before
   acquisition related costs                  19,750   21.6%        17,150     21.2%       56,937    21.4%        49,547     20.8%

Acquisition related costs                         20    0.0%         1,483      1.8%          347     0.1%         2,890      1.2%
                                        ------------------------------------------------------------------------------------------

Income from operations                        19,730   21.6%        15,667     19.3%       56,590    21.3%        46,657     19.6%

Other income (expense):

  Interest income                                 85    0.0%           177      0.2%          265     0.1%           485      0.2%

  Interest expense                            (8,942)  (9.8%)       (9,861)   (12.2%)     (27,398)  (10.3%)      (29,671)   (12.5%)

  Other income (expense)                        (313)  (0.3%)         (144)    (0.2%)      (1,039)   (0.4%)         (172)    (0.1%)
                                        ------------------------------------------------------------------------------------------

      Total other income (expense)            (9,170) (10.0%)       (9,828)   (12.1%)     (28,172)  (10.6%)      (29,358)   (12.3%)
                                        ------------------------------------------------------------------------------------------

Income before income taxes              $     10,560   11.6%   $     5,839      7.2%  $    28,418    10.7%   $    17,299      7.3%

Income tax expense                             4,225    4.6%         2,406      3.0%       11,472     4.3%         7,007      2.9%
                                        ------------------------------------------------------------------------------------------

Net income                              $     6,335     6.9%   $     3,433      4.2%  $    16,946     6.4%   $    10,292      4.3%
                                        ===========   =====    ===========    =====   ===========   =====    ===========    =====

Earnings per share - Diluted            $      0.30            $      0.17            $      0.81            $      0.52
                                        ===========            ===========            ===========            ===========
Weighted average number of
   common shares outstanding -
    diluted                              21,098,186             20,096,123             20,875,582             19,877,865
                                        ===========            ===========            ===========            ===========

Depreciation and amortization           $     6,414    7.0%    $     5,803      7.2%  $    18,737     7.1%   $    17,415      7.3%

EBITDA                                  $    25,831   28.3%    $    21,326     26.3%  $    74,650    28.1%   $    63,900     26.8%


                        STERICYCLE, INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheet
                        (in thousands except share data)
                                   (unaudited)


 ASSETS                                     September 30       December 31
                                               2001                2000
                                            ------------------------------
Current Assets:
   Cash and cash equivalents                  $  13,137         $   2,947
   Accounts receivable                           68,657            71,225
   Parts and supplies                             3,905             3,216
   Prepaid expenses                               2,297             1,858
   Other current assets                          11,141            11,765
                                              ---------         ---------
Total current assets                             99,137            91,011

Property and equipment, net                      83,239            73,908
Goodwill, net                                   422,589           418,790
Other assets                                     15,678            14,273
                                              ---------         ---------
Total assets                                  $ 620,643         $ 597,982
                                              ---------         ---------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                           $  12,001         $  14,444
   Current portion long-term debt                 8,996             5,097
   Other current liabilities                     43,327            23,572
                                              ---------         ---------
Total current liabilities                        64,324            43,113

Long-term debt                                  325,857           345,104
Other liabilities                                 3,223             3,628
Redeemable preferred stock
   Series A convertible preferred stock
   (par value $0.01 per share, 75,000
   shares authorized, 74,625 outstanding
   in 2001, 75,000 outstanding in 2000
   Liquidation preference of $79,440 in
   2001 and $77,883 in 2000)
                                                 72,996            71,437
Common shareholders' equity
   Common stock (par value $0.01 per
   share, 30,000,000 shares authorized,
   15,686,321 issued and outstanding in
   2001, 15,208,866 issued and outstanding
   in 2000)
                                                    157               152
Additional paid in capital                      151,040           141,304
Accumulated other comprehensive (loss)           (5,114)               --
Retained earnings (deficit)                       8,160            (6,756)
                                              ---------         ---------
Total shareholders' equity                      154,243           134,700
                                              ---------         ---------
Total liabilities and shareholders' equity    $ 620,643         $ 597,982
                                              ---------         ---------

                        STERICYCLE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)


                                                          For the Nine months
                                                          ended September 30,
                                                            2001        2000
                                                         ----------------------
Operating Activities:
Net income                                                 16,946      10,292
Adjustments to reconcile net income to
  net cash provided by (used in) operating activities:
     FAS 133 ineffective portion of cash flow hedges           46
     Stock compensation expense                               106         120
     Depreciation and amortization                         18,737      17,415
Changes in operating assets and liabilities net of
  effect of acquisitions:
     Accounts receivable                                    3,353     (11,972)
     Parts and supplies                                      (604)     (1,063)
     Prepaid expenses                                        (336)     (1,002)
     Other assets                                          (2,416)     (1,423)
     Accounts payable                                      (2,443)     (3,747)
     Accrued liabilities                                   11,483      (3,374)
     Deferred revenue                                       2,139         193
                                                         --------    --------
Net cash provided by (used in) operating activities        47,011       5,439

Investing Activities:
Payments for acquisitions and international
  investments, net of cash acquired                       (13,115)     (4,203)
Short-term investments                                        (52)        237
Retirement of property and equipment                          979          --
Capital expenditures                                      (12,330)     (7.933)
                                                         --------    --------
Net cash used in investing activities                     (24,518)    (11,899)

Financing Activities:
Repayment of long-term debt                                (9,118)    (15,129)
Net proceeds and repayments on line of credit              (5,000)      5,000
Payments of deferred financing costs                            -        (522)
Principal payments on capital lease obligations            (1,230)     (1,280)
Proceeds from issuance of common stock                      2,993       1,265
                                                         --------    --------
Net cash used in financing activities                     (12,355)    (10,666)
                                                         --------    --------

Net increase (decrease) in cash and cash equivalents       10,138     (17,126)
Cash and cash equivalents at beginning of period            2,666      19,344
                                                         --------    --------
Cash and cash equivalents at end of period               $ 12,804    $  2,218

Non-cash activities
Net issuances of common stock for certain acquisitions   $  6,250    $  1,260
Net issuance of notes payable for certain acquisitions         --    $    263




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